Exhibit 99.1

Iris Energy Pty Ltd
Level 21, 60 Margaret Street
Sydney, NSW 2000 Australia

August 26, 2021

Re: Iris Energy Pty Ltd — Registration Statement on Form F-1

Representation under Item 8.A.4 of Form 20-F (“Item 8.A.4”)

Iris Energy Pty Ltd, a foreign private issuer incorporated under the laws of Australia (the “Company”), is making this representation in connection with the Company’s confidential submission on the date hereof of its draft registration statement on Form F-1 (the “Registration Statement”) relating to a proposed public offering in the United States of the Company’s Ordinary shares.

The Company has included in the Registration Statement its audited consolidated financial statements as of June 30, 2020.

Item 8.A.4 of Form 20-F states that, in the case of a company’s initial public offering, the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a representation is made pursuant to Instruction 2 to Item 8.A.2. The Company is making this representation pursuant to Instruction 2 to Item 8.A.4, which provides that a company may instead comply with only the 15-month requirement in Item 8.A.4 “if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents that:

1.              The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.

2.              Compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.

3.              The Company does not anticipate that its audited financial statements for the year ended June 30, 2021 will be available until September 2021.

4.              In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company is filing this representation as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4.

Iris Energy Pty Ltd

/s/ Daniel Roberts

By: Daniel Roberts
Title: Director

Iris Energy Pty Ltd

/s/ William Roberts

By: William Roberts
Title: Director

Directors are considered Executive Officers under the laws of Australia.